EXHIBIT 99

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A Measure of Our Strength

John W. Rowe
President and CEO

Deutsche Bank Electric and Power Conference
June 12, 2002

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Forward-Looking Statements

This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results of Exelon. Economic, business, competitive and/or regulatory factors affecting Exelon's businesses generally could cause actual results to differ materially from those described herein. For a discussion of the factors that could cause actual results to differ materially, please see Exelon's filings with the Securities and Exchange Commission, particularly those discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Outlook" in Exelon's 2001 Annual Report. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Exelon does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this presentation.

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What Is Our Industry?

Historical Models:
- The Entrepreneurial Model (1900-1935)
- The Integrated, Regulated Model (1935-1980)
- The PURPA Model (1980-1995)
- The Partial Deregulation Model (1995-2002)


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What Is Our Industry?

The Next Model:
- Efficient wholesale competition
- Some retail competition
- Small customers must have a safety net
- The utility must have the ability to make its own supply arrangements
- And never, never forget environmental forces


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Exelon 2001 Results

                                 2001            2000 (pro forma)        Change
                                 ----            ----------------        ------

Operating Revenues             $15,140               $13,531               +12%
(millions)
EBIT                           $ 3,456               $ 2,970               +16%
(millions)
Net Income                     $ 1,428               $ 1,247               +15%
(millions)
EPS                            $  4.43               $  3.86               +15%


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Year-to-Date Events

- Sale of AT&T Wireless investment for $285 million cash
- Exelon Generation completed the purchase of TXU generating plants
- ComEd decision to join PJM
- Legislation passed to extend ComEd rate freeze through 2006

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To Be Continued.....

- Federal Legislative and FERC activities
- Provider of Last Resort
- 2003 Supply Plans
- Incremental Value Creation


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Questions?